UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Broadway, 14th Floor
New York, New York		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 226-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

In connection with the transition of Canadian employees of Emerald Holding, Inc. (the “Company”) to Emerald X Canada Inc. (“Emerald X Canada”), a wholly-owned subsidiary of the Company, Emerald X Canada entered into a new employment agreement (the “Jouaneh Employment Agreement”) on February 10, 2025 with Issa Jouaneh, the Company’s President of its Connections business. The Jouaneh Employment Agreement replaces Mr. Jouaneh’s prior employment agreement with the Company (through a third-party professional employer organization), as amended.

Pursuant to the Jouaneh Employment Agreement, the terms of which are effective from January 20, 2025, Mr. Jouaneh is entitled to (a) an annual base salary equal to $450,000 US dollars; (b) an annual bonus, with a target of 100% of base salary, subject to satisfaction of performance goals set annually by Emerald X Canada; (c) eligibility to participate in Emerald X Canada’s health and welfare benefit plans, subject to the terms and conditions of the applicable plans and policies, including a registered retirement savings plan (“RRSP”) for which Emerald X Canada will match 50% of Mr. Jouaneh’s RRSP contribution of the first 6% of his base salary; (d) eligibility to take unlimited paid time off in excess of the three weeks vacation time required to satisfy the minimum applicable employment or labor standards legislation, as amended from time to time; and (e) reimbursement for reasonable, documented business expenses. In addition, the Jouaneh Employment Agreement provides for severance payments upon a termination of employment by Emerald X Canada without cause, including a payment equal to nine months of base salary and 50% of the prior year’s bonus, as well as nine months of continued benefits equal to the benefits he was receiving at the time of the termination event. Mr. Jouaneh is subject to perpetual confidentiality and non-disparagement covenants and, during his employment with Emerald X Canada and for 12 months immediately thereafter, covenants of non-solicitation and non-competition.

The foregoing description of the Jouaneh Employment Agreement does not purport to summarize all of the provisions of the Jouaneh Employment Agreement and is qualified in its entirety by reference to the full text of the Jouaneh Employment Agreement filed as Exhibit 10.1 herein and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Jouaneh Employment Agreement, by and between Issa Jouaneh and Emerald X Canada Inc., dated February 10, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD HOLDING, INC.

Date:	February 13, 2025	By:	/s/ David Doft
David Doft Chief Financial Officer